EXHIBIT 6.2


PROXY FOR RECORDLAB CORPORATION COMMON VOTING STOCK


BE IT KNOWN, that I, DALTON KAYE, the undersigned Shareholder of Recordlab Corporation, hereby constitute and appoint RACHMIM SIROMMACHOFF as my true and lawful attorney and agent for me and in my name, place and stead, to vote as my proxy at any Meeting of the Shareholders of the said corporation, for:

         1) TO RECONSTITUTE THE BOARD OF DIRECTORS AS PROPOSED BY RACHMIM SIROMMACHOFF

         2) TO REVISE THE MISSION OF THE COMPANY AND ITS BUSINESS PLAN AS PROPOSED BY RACHMIM SIROMMACHOFF &

         3) TO ARRANGE AND PLACE ADDITIONAL FINANCING FOR THE COMPANY AS PROPOSED BY RACHMIM SIROMMACHOFF.

RACHMIM SIROMMACHOFF, shall not have the power to vote on behalf for any other purpose(s). I herewith revoke any other proxy heretofore given. This proxy shall be irrevocable for a periof of six months from the date of execution.

WITNESS my hand and seal this 16 day of January, 2001



Signed /s/ Dalton W. Kaye
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Print Name: Dalton W. Kaye
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Notary Seal



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